As filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ENPHASE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3674	20-4645388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 1st Street, Suite 100

Petaluma, California 94952

(707) 774-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul B. Nahi

Chief Executive Officer

c/o Enphase Energy, Inc.

201 1st Street, Suite 100

Petaluma, California 94952

(707) 774-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-174925

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.00001 par value	1,951,515	$6.00	$11,709,090	$1,341.86

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-174925).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The Registrant previously paid $11,610 in connection with the filing of the Registration Statement on Form S-1 (Registration No. 333-174925) on June 15, 2011. Of that amount, $6,709.31 was paid in connection with registering $58,545,452 worth of its common stock. Pursuant to Rule 457(p) of the Securities Act, the remainder satisfies in full the amount due under this registration statement.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-174925), originally filed by the Registrant on June 15, 2011 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on the 29th day of March, 2012.

ENPHASE ENERGY, INC.

By:	/s/ Paul B. Nahi
Paul B. Nahi President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul B. Nahi Paul B. Nahi	President and Chief Executive Officer (Principal Executive Officer)	March 29, 2012

/s/ Sanjeev Kumar Sanjeev Kumar	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2012

* Raghuveer R. Belur	Director	March 29, 2012

* Neal Dempsey	Director	March 29, 2012

* Steven J. Gomo	Director	March 29, 2012

* Benjamin Kortlang	Director	March 29, 2012

* Jameson J. McJunkin	Director	March 29, 2012

* Chong Sup Park	Director	March 29, 2012

* Robert Schwartz	Director	March 29, 2012

* Stoddard M. Wilson	Director	March 29, 2012

*By: /s/ Paul B. Nahi
Paul B. Nahi Attorney-in-Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Cooley LLP

23.1		Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2		Consent of Cooley LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.